Exhibit (17)(i)


                                    [IMAGE]



Pioneer Cash Reserves Fund
--------------------------------------------------------------------------------
Semiannual Report | June 30, 2008
--------------------------------------------------------------------------------



Ticker Symbols:
Class A   PMTXX
Class B   PBTXX
Class C   PSVXX
Class Y   PRYXX



[LOGO]Pioneer
      Investments(R)
                        visit us: pioneerinvestments.com

Table of Contents


Letter to Shareowners                                                          2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              7

Performance Update                                                             8

Comparing Ongoing Fund Expenses                                               10

Schedule of Investments                                                       12

Financial Statements                                                          20

Notes To Financial Statements                                                 29

Approval of Investment Advisory Agreement                                     36

Trustees, Officers and Service Providers                                      40


                   Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    1

President's Letter

Dear Shareowner,

Staying diversified and keeping your portfolio invested in the markets are two general investment principles that have served investors well over time. They are particularly useful guides to keep in mind today, at a time when markets around the globe are being buffeted by problems in the financial and real estate industries and by concerns about a slowing economy.

After an extended period of steady economic growth with sustained low unemployment and low inflation, the U.S. economy ran into difficulty as 2007 drew to a close. Investors in subprime mortgages were forced to mark down the value of their assets, imperiling leveraged balance sheets. The ensuing credit crunch forced central banks in the United States and Europe to assume the role of "lender of last resort" to keep credit markets functioning. Conditions worsened in the first quarter of 2008, as falling prices, margin calls and deleveraging continued and while the auction-rate preferred market seized up. By then, recession talk was widespread as concern grew that falling home prices, rising unemployment, sharply rising food and energy prices, and disruptions in financial markets posed a significant threat to economic growth. In the next few months, though, there were no further banking crises, and recession fears began to fade in light of positive economic news. However, a seemingly unstoppable rise in the price of oil became a new source of recession fears.

Markets reacted poorly to the developments leading up to the near failure of Bear Stearns, with fixed-income credit spreads (the difference in rates between corporate and U.S. government bonds) widening dramatically and stock markets declining, wiping out the positive returns markets had delivered in the preceding calendar year. Treasury bond prices rose as the market underwent a classic "flight to quality." Those trends reversed in the months after the fall of Bear Stearns, as stock markets rallied, recouping much of their first-quarter losses, while Treasury bond prices declined. The stock market then reversed direction yet again, falling sharply to end June 2008 near earlier lows while Treasury bond prices ended June near end-of-year levels.

In the six-month period ending June 30, 2008, the Dow Jones Industrial Average fell 13%, the Standard & Poor's 500 Index fell 12% and the NASDAQ Composite Index fell 14%. The MSCI EAFE Developed Market Index of international stock markets fell 11%, and the MSCI Emerging Markets Index fell


2    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

12%. In each case, the majority of the decline was concentrated in the month of June. The U.S. investment-grade bond market, as measured by the Lehman Brothers Aggregate Bond Index, rose 1% over the six-month period, while the U.S. high-yield bond market, as measured by the Merrill Lynch High Yield Bond Master II Index, fell 1%.

Looking forward, the risk of a 2008 recession seems diminished, but higher commodity prices, lower real estate prices, and a weakened banking system still pose substantial risks to the real economy. On the other hand, a weak U.S. dollar and substantial fiscal and monetary stimulus are potent support for the economy. Markets remain volatile, and falling risk tolerances and deleveraging may depress asset prices in the short term, but equity and corporate bond valuations look attractive over a longer time horizon unless the U.S. economy falls into a severe and protracted recession.

Sudden swings in the markets are always to be expected, but they are difficult to time. Maintaining a long-term time horizon, being diversified, and paying attention to asset allocation are important investment principles. As always, we encourage you to work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective, and to adhere to a strategic plan rather than letting emotions drive investment decisions.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.



Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


                   Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    3

Portfolio Management Discussion | 6/30/08

In the following interview, Seth Roman reviews the investment environment and the strategies that affected Pioneer Cash Reserves during the first half of 2008. Mr. Roman is a member of Pioneer's Fixed Income Group, which is responsible for the daily management of the Fund.

Pioneer Cash Reserves invests exclusively in high-quality money market instruments issued by the U.S. government and domestic corporations and banks.

Q  How did the Fund perform during the six months ended June 30, 2008?

A Pioneer Cash Reserves Class A shares had a total return of 1.39% for the six-month period ended June 30, 2008. During the same six months, the average return of the 339 funds in Lipper's Money Market category was 1.25%. On June 30, 2008, the 7-day effective annual SEC yield on Class A shares was 2.01%. The Fund's net asset value per share remained stable at $1.00 throughout the period.

   Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

   The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Q What were the principal factors affecting the Fund's performance during the six months ended June 30, 2008?

A Yields available from money market funds fell during the period as the U.S. Federal Reserve (the Fed) moved to cut short-term interest rates and restore stability to financial markets. The markets became volatile as investors worried about problems that began with weakness in housing and troubles with subprime mortgages. At the beginning of 2008, the influential Fed funds rate stood at 4.25%, but by the end of January the rate had been slashed to 3.00% after the Fed took the unusual step of cutting rates twice in 10 days. After further cuts, the Fed funds rate stood at 2.00% by the end of the six-month period, on June 30, 2008. The cuts inevitably resulted in lower yields for short-term instruments.

   Investors in money market funds seemed to take their cue from the old Will Rogers quote: "I'm more interested in the return of my capital than the return on my capital." While we were interested in extending the Fund's duration -- or, its sensitivity to changes in interest rates -- to gain higher


4    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08
   yields from longer-maturity investments, we also were concerned about safety and liquidity to protect shareholders' principal. As a result, we placed an even greater emphasis on quality, investing in more certificates of deposits, while continuing to avoid any types of structured investment vehicles that might carry credit risks. While the Fund did have a small position in securities issued by the investment bank Bear Stearns, which almost collapsed in March before it was acquired by J.P. Morgan Chase, payment to the Fund was made at par value, and so no loss was incurred.

   Over the six-month period, the average maturity of Fund holdings was extended modestly from 38 to 44 days.

Q What types of investments most affected the Fund's performance during the six-month period ended June 30, 2008?

A Positions in one-year floating rate certificates of deposits issued by solid banks helped the Fund maintain its competitive yield and outperform its Lipper peer group.

   While there were opportunities to extend maturities, we remained concerned about maintaining the liquidity of the Fund, and so we did not take advantage of those opportunities, which potentially could have resulted in a higher yield.

Q  What is your investment outlook?

A We do not think it is likely that interest rates will rise soon, despite recent changes in the emphasis of the Fed. The nation's central bank, after moving aggressively to cut interest rates and stimulate growth, appears to have changed focus to pay more attention to restraining inflationary pressures. However, while energy and food prices have risen significantly, we have not seen upward pressure on wages, which can have a major impact on overall inflation. As a consequence, we do not think it is likely that the Fed will raise short-term rates in the near future. In this environment, we may extend the Fund's duration somewhat to gain yield, but we will proceed with caution, as we remain primarily concerned with maintaining the Fund's high quality and liquidity.

Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. Fund shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions.


                   Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    5

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These opinions should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


6    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

Portfolio Summary | 6/30/08

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

  [THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]


U.S. Corporate Bonds                                                        40.6%
Temporary Cash Investments                                                  28.5%
Certificates of Deposit                                                     26.9%
U.S. Government Securities                                                   2.0%
Municipal Bonds                                                              2.0%


10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of debt holdings)*

  1.  BNP Paribas, Floating Rate Note Note, 11/25/08                        2.76%
--------------------------------------------------------------------------------
  2.  Toyota Motor Credit Corp., Floating Rate Note, 1/12/09                2.40
--------------------------------------------------------------------------------
  3.  Bank of Nova Scotia, Floating Rate Note, 1/16/09                      2.12
--------------------------------------------------------------------------------
  4.  General Electric Corp., Floating Rate Note, 1/5/09                    1.96
--------------------------------------------------------------------------------
  5.  Citigroup, Inc., Floating Rate Note, 5/02/08                          1.94
--------------------------------------------------------------------------------
  6.  US Bank NA, 2.85%, 8/21/08                                            1.86
--------------------------------------------------------------------------------
  7.  Credit Suisse First Boston, Floating Rate Note, 6/2/08                1.81
--------------------------------------------------------------------------------
  8.  Landesbank Hessen-Thueringen, 3.06%, 5/14/08                          1.80
--------------------------------------------------------------------------------
  9.  Fortis Bank New York, 3.07%, 5/27/08                                  1.80
--------------------------------------------------------------------------------
 10.  Banco Santander, 2.78%, 5/12/08                                       1.56
--------------------------------------------------------------------------------
 10.  Bank of Scotland Plc, 2.65%, 6/27/08                                  1.56
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.


                   Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    7

Performance Update | 6/30/08

Net Asset Value Per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Class                           6/30/08                        12/31/07
--------------------------------------------------------------------------------
       A                             $ 1.00                          $ 1.00
--------------------------------------------------------------------------------
       B                             $ 1.00                          $ 1.00
--------------------------------------------------------------------------------
       C                             $ 1.00                          $ 1.00
--------------------------------------------------------------------------------
       R                             $ 1.00                          $ 1.00
--------------------------------------------------------------------------------
       Y                             $ 1.00                          $ 1.00
--------------------------------------------------------------------------------

Distributions Per Share: 1/1/08-6/30/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Income             Short-Term              Long-Term
     Class            Dividends          Capital Gains          Capital Gains
--------------------------------------------------------------------------------
       A              $ 0.0139                $--                    $--
--------------------------------------------------------------------------------
       B              $ 0.0096                $--                    $--
--------------------------------------------------------------------------------
       C              $ 0.0095                $--                    $--
--------------------------------------------------------------------------------
       R              $ 0.0114                $--                    $--
--------------------------------------------------------------------------------
       Y              $ 0.0150                $--                    $--
--------------------------------------------------------------------------------

Yields*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Class                        7-Day Annualized              7-Day Effective**
--------------------------------------------------------------------------------
       A                               1.99%                         2.01%
--------------------------------------------------------------------------------
       B                               1.00%                         1.01%
--------------------------------------------------------------------------------
       C                               1.15%                         1.16%
--------------------------------------------------------------------------------
       R                               1.65%                         1.66%
--------------------------------------------------------------------------------
       Y                               2.22%                         2.24%
--------------------------------------------------------------------------------

* The 7-day yields do not reflect the deduction of the contingent deferred sales charge (CDSC) for Class B (maximum 4%) and Class C (maximum 1%) shares. Please contact Pioneer to obtain the Fund's current 7-day yields.

** Assumes daily compounding of dividends.


8    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

Expense Ratio (Per prospectus dated May 1, 2008)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Class                             Gross                            Net
--------------------------------------------------------------------------------
       A                               0.71%                           0.71%
--------------------------------------------------------------------------------
       B                               1.84%                           1.84%
--------------------------------------------------------------------------------
       C                               1.68%                           1.68%
--------------------------------------------------------------------------------
       R                               1.42%                           1.42%
--------------------------------------------------------------------------------
       Y                               0.47%                           0.47%
--------------------------------------------------------------------------------

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results.

Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer has agreed to limit the Fund's expenses for any class of shares or waive a portion of its management fee to maintain a net asset value of $1.00. Under certain circumstances, this limitation may result in a 0.00% yield for one or more classes of shares. From time to time, Pioneer and its affiliates may limit the expenses of one or more classes for the purpose of increasing its yield during the period of the limitation. These expense limitation policies are voluntary and temporary and may be revised or terminated by Pioneer at any time without notice.

Performance does not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


                   Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    9

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1) Divide your account value by $1,000
    Example: an $8,600 account value [divided by] $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Cash Reserves Fund

Based on actual returns from January 1, 2008 through June 30, 2008.

-------------------------------------------------------------------------------------------------------
 Share Class                  A                B                C                R                Y
-------------------------------------------------------------------------------------------------------
 Beginning Account      $  1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value On 1/1/08
-------------------------------------------------------------------------------------------------------
 Ending Account         $  1,013.90       $ 1,009.60       $ 1,009.50       $ 1,011.40       $ 1,015.00
 Value On 6/30/08
-------------------------------------------------------------------------------------------------------
 Expenses Paid          $      3.61       $     8.79       $     8.09       $     3.10       $     2.45
 During Period*
-------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.72%, 1.76%, 1.62%, 0.62%, and 0.49% for Class A, Class B, Class C, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).


10    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Cash Reserves Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from January 1, 2008 through June 30, 2008.

-------------------------------------------------------------------------------------------------------
 Share Class                  A                B                C                R                Y
-------------------------------------------------------------------------------------------------------
 Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value On 1/1/08
-------------------------------------------------------------------------------------------------------
 Ending Account          $ 1,021.28       $ 1,016.11       $ 1,016.81       $ 1,021.78       $ 1,022.43
 Value On 6/30/08
-------------------------------------------------------------------------------------------------------
 Expenses Paid           $     3.62       $     8.82       $     8.12       $     3.12       $     2.46
 During Period*
-------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.72%, 1.76%, 1.62%, 0.62%, and 0.49% for Class A, Class B, Class C, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    11

Schedule of Investments | 6/30/08 (unaudited)


-------------------------------------------------------------------------------------------------------
 Principal    Floating      S&P/Moody's
Amount        Rate (b)      Ratings                                                         Value
-------------------------------------------------------------------------------------------------------
                                          COLLATERALIZED MORTGAGE OBLIGATIONS -- 0.0%
                                          BANKS -- 0.0%
                                          Thrifts & Mortgage Finance -- 0.0%
$  445,658    2.48             AAA/Aaa    Federal Home Loan Mortgage, Corp., Multifamily
                                          VRD Certificate, Floating Rate Note, 1/15/42      $   445,658
                                                                                            -----------
                                          Total Banks                                       $   445,658
                                                                                            -----------
                                          TOTAL COLLATERALIZED
                                          MORTGAGE OBLIGATIONS
                                          (Cost $445,658)                                   $   445,658
-------------------------------------------------------------------------------------------------------
                                          CORPORATE BONDS -- 40.3%
                                          CAPITAL GOODS -- 3.1%
                                          Industrial Conglomerates -- 3.1%
16,275,000    2.77             AAA/AAA    General Electric Capital Corp., Floating Rate
                                          Note, 1/5/09                                      $16,301,564
 9,105,000    2.47             AAA/Aaa    General Electric Capital Corp., Floating Rate
                                          Note, 5/8/09                                        9,103,979
 2,105,000    3.01             AAA/AAA    General Electric Capital Corp., Floating Rate
                                          Note, 7/28/08                                       2,105,102
                                                                                            -----------
                                                                                            $27,510,645
                                                                                            -----------
                                          Total Capital Goods                               $27,510,645
-------------------------------------------------------------------------------------------------------
                                          BANKS -- 21.5%
                                          Diversified Banks -- 21.5%
 6,715,000                     AA/AA3     Bank of America Corp., 3.25%, 8/15/08             $ 6,718,677
23,000,000    2.48             AA/AA1     BNP Paribas, Floating Rate Note, 11/25/08          23,000,000
 7,610,000    2.90             AA/AA1     BNP Paribas, Floating Rate Note, 2/13/09            7,610,000
 9,775,000    2.79             AA+/AA1    BP Capital Markets PLC, Floating Rate Note,
                                          1/9/09                                              9,775,000
 7,750,000    2.88             AA/AA1     Commonwealth Bank Australia, Floating Rate
                                          Note, 2/3/09                                        7,750,000
10,000,000    2.93             AA-/AA1    Credit Agricole, Floating Rate Note, 11/24/08      10,000,000
 5,000,000    2.83             AA-/AA1    Credit Agricole, Floating Rate Note, 2/13/09
                                          (144A)                                              5,000,000
 5,000,000    2.72             AA/AA1     HBOS Treasury Services Plc, Floating Rate Note,
                                          7/17/08                                             5,000,132
 9,900,000    2.82              NR/NR     KBC Bank NV, Floating Rate Note, 12/16/08           9,900,000
 1,000,000    2.47             AA-/AA1    Nordea Bank AB., Floating Rate Note, 10/10/08
                                          (144A)                                                999,985
 5,300,000    2.89             AAA/AAA    RaboBank Nederland Floating Rate Note,
                                          4/30/09 (144A)                                      5,300,000
 5,880,000    2.66             AAA/AAA    RaboBank Nederland, Floating Rate Note,
                                          5/15/09                                             5,880,000
 9,000,000    2.44             AA-/AAA    Royal Bank of Canada, Floating Rate Note,
                                          10/3/08                                             9,000,000
 2,465,000    2.87             AA-/AAA    Royal Bank of Canada, Floating Rate Note,           2,465,000
                                          5/15/09

The accompanying notes are an integral part of these financial statements.


12    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

-----------------------------------------------------------------------------------------------------------
Principal      Floating     S&P/Moody's
Amount         Rate (b)     Ratings                                                            Value
-----------------------------------------------------------------------------------------------------------
                                            Diversified Banks -- (continued)
$ 9,930,000    2.51             AA-/NA      Royal Bank of Canada, Floating Rate Note,
                                            9/10/08                                            $  9,927,661
  7,600,000    3.94             AA/AAA      Royal Bank of Scotland Plc, Floating Rate Note,
                                            7/21/08 (144A)                                        7,600,635
  8,630,000    2.47             A+/AA3      Svenska Handelsbanken, Floating Rate Note,
                                            10/10/08                                              8,630,000
  5,180,000    2.47             A+/AA3      Svenska Handelsbanken, Floating Rate Note,
                                            9/19/08                                               5,178,453
 15,500,000                     NR/MIG1     US Bank NA, 2.85%, 8/21/08                           15,500,000
  7,000,000                     NR/AA1      US Bank NA, 3.0%, 4/28/09                             7,000,000
  2,070,000                     AA+/AA1     US Bank NA, 4.4%, 8/15/08                             2,073,129
  1,975,000                     AA-/Aa3     Wachovia Corp., 4.375%, 8/15/08                       1,986,851
  3,960,000                     AA-/AA3     Wachovia Corp., 3.5%, 8/15/2008                       3,950,997
    335,000    2.95             AA-/AA3     Wachovia Corp., Floating Rate Note, 10/28/08            334,888
  9,175,000    2.55             AA+/AA1     Wells Fargo & Co., Floating Rate Note, 7/14/08
                                            (144A)                                                9,175,217
    800,000                     AA+/AA1     Wells Fargo & Co., 3.125%, 4/1/09                       801,509
  5,825,000    2.44             AA/AA1      Westpac Banking, Floating Rate Note, 12/5/08
                                            (144A)                                                5,825,000
 12,910,000    2.93             AA/AA1      Westpac Banking, Floating Rate Note, 2/6/09
                                            (144A)                                               12,906,959
                                                                                               ------------
                                                                                               $199,290,093
-----------------------------------------------------------------------------------------------------------
                                            Regional Banks -- 0.0%
    270,000                     A+/AA3      Suntrust Banks, 4.0%, 10/15/08                     $    269,271
                                                                                               ------------
                                            Total Banks                                        $199,559,364
-----------------------------------------------------------------------------------------------------------
                                            DIVERSIFIED FINANCIALS -- 11.3%
                                            Asset Management & Custody Banks -- 0.3%
  1,500,000                     A+/AA3      Bank of New York Mellon, 3.625%, 1/15/09           $  1,506,475
  1,510,000                     A+/AA3      Mellon Funding Corp., 3.25%, 4/1/09                   1,511,121
                                                                                               ------------
                                                                                               $  3,017,596
-----------------------------------------------------------------------------------------------------------
                                            Consumer Finance -- 0.8%
    425,000                      A+/A1      National Rural Utilities, 5.75%, 11/1/08           $    428,248
  6,845,000    2.47              A+/A1      National Rural Utilities, Floating Rate Note,
                                            7/3/08                                                6,844,990
                                                                                               ------------
                                                                                               $  7,273,238
-----------------------------------------------------------------------------------------------------------
                                            Investment Banking & Brokerage -- 2.9%
  8,000,000                      A/A1       Merrill Lynch & Co., Floating Rate Note,
                                            8/22/08                                            $  8,000,000
    250,000    2.75              A/A1       Merrill Lynch & Co., Floating Rate Note,
                                            8/22/08                                                 249,920
 10,000,000    2.54              A/A1       Merrill Lynch & Co., Floating Rate Note, 9/3/08      10,000,000
  9,000,000    2.57             A+/AA3      Morgan Stanley, Floating Rate Note, 12/26/08          9,000,705
                                                                                               ------------
                                                                                               $ 27,250,625
-----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    13

--------------------------------------------------------------------------------------------------------
Principal      Floating     S&P/Moody's
Amount         Rate (b)     Ratings                                                         Value
--------------------------------------------------------------------------------------------------------
                                            Multi-Sector Holding -- 0.2%
$ 2,000,000    2.94            A-1+/AA1     SVENSKA, Floating Rate Note, 2/6/09 (144A)      $  2,000,000
                                                                                            ------------
                                            Diversified Financial Services -- 7.1%
  1,730,000                     AA+/AAA     Bank of America Corp., Floating Rate Note,
                                            12/18/08                                        $  1,729,465
    305,000    2.92             AA+/AAA     Bank of America Corp., Floating Rate Note,
                                            7/25/08                                              304,967
  8,000,000    3.21             AA+/AAA     Bank of America Corp., Floating Rate Note,
                                            4/3/09                                             8,000,000
  4,540,000                     AA-/AA3     Bank One Corp., 6.0%, 8/1/08                       4,551,147
  9,120,000                     AA-/AA1     Credit Suisse, 3.875%, 1/15/09                     9,142,155
  1,500,000    2.78             AA-/AA3     JP Morgan Chase & Co., Floating Rate Note,
                                            12/2/08                                            1,500,481
  8,690,000    2.86             AA-/AA3     JP Morgan Chase & Co., Floating Rate Note,
                                            3/9/09                                             8,701,280
  3,986,000                     AAA/AAA     Toyota Motor Credit Corp., 2.875%, 8/1/08          3,977,943
 20,000,000    2.53             AAA/AAA     Toyota Motor Credit Corp., Floating Rate Note,
                                            1/12/09                                           20,000,000
  7,500,000    2.75             AAA/AAA     Toyota Motor Credit Corp., Floating Rate Note,
                                            9/15/08                                            7,500,000
                                                                                            ------------
                                                                                            $ 65,407,438
                                                                                            ------------
                                            Total Diversified Financials                    $104,948,897
--------------------------------------------------------------------------------------------------------
                                            INSURANCE -- 3.1%
                                            Life & Health Insurance -- 3.1%
  8,735,000    2.57             AA/AA3      Met Life Global Funding I, Floating Rate Note,
                                            8/14/08                                         $  8,735,317
 10,000,000    2.96             AA/AA3      Met Life Global Funding I, Floating Rate Note,
                                            2/9/09                                            10,000,000
 10,000,000    3.16             AA/AA3      Met Life Global Funding I, Floating Rate Note,
                                            6/12/09                                           10,000,000
                                                                                            ------------
                                                                                            $ 28,735,317
                                                                                            ------------
                                            Total Insurance                                 $ 28,735,317
--------------------------------------------------------------------------------------------------------
                                            TECHNOLOGY HARDWARE & EQUIPMENT -- 1.3%
                                            Computer Hardware -- 1.3%
  5,000,000    2.48              A+/A1      IBM Corp., Floating Rate Note, 10/8/08          $  5,000,000
  7,370,000    3.25              A+/A1      IBM Corp., Floating Rate Note, 7/29/09             7,397,979
                                                                                            ------------
                                                                                            $ 12,397,979
                                                                                            ------------
                                            Total Technology Hardware & Equipment           $ 12,397,979
--------------------------------------------------------------------------------------------------------
                                            TOTAL CORPORATE BONDS
                                            (Cost $373,152,202)                             $373,152,202
--------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


14    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

----------------------------------------------------------------------------------------------------------
Principal      Floating     S&P/Moody's
Amount         Rate (b)     Ratings                                                            Value
----------------------------------------------------------------------------------------------------------
                                            U.S. GOVERNMENT AND AGENCY OBLIGATIONS -- 2.0%
                                            Government -- 2.0%
$ 9,700,000    2.23             AAA/AAA     Federal National Mortgage Association, Floating
                                            Rate Note, 9/3/09                                  $ 9,700,000
  8,400,000                     AAA/AAA     Freddie Mac, 3.125%, 6/23/09                         8,400,000
                                                                                               -----------
                                            Total Government                                   $18,100,000
----------------------------------------------------------------------------------------------------------
                                            TOTAL U.S. GOVERNMENT AND AGENCY OBLIGATIONS
                                            (Cost $18,100,000)                                 $18,100,000
----------------------------------------------------------------------------------------------------------
                                            MUNICIPAL BONDS -- 2.0%
                                            Government -- 1.1%
    900,000    2.80             AA/Aa3      Mississippi State Series B General, Floating Rate
                                            Note, 11/1/28                                      $   900,000
  8,860,000    2.58             AA/AA1      Texas State Tax & Rev Antic, Floating Rate Note,
                                            12/1/27                                              8,860,000
                                                                                               -----------
                                                                                               $ 9,760,000
----------------------------------------------------------------------------------------------------------
                                            Municipal Development -- 0.4%
  3,695,000    2.58             NR/Aa1      Nassau County NY, Floating Rate Note, 11/1/14      $ 3,695,000
----------------------------------------------------------------------------------------------------------
                                            Municipal Single Family Housing -- 0.5%
  4,840,000    2.65             AAA/Aaa     Iowa Finance Authority, Floating Rate Note,
                                            7/1/37                                             $ 4,840,000
                                                                                               -----------
                                            Total Government                                   $18,295,000
----------------------------------------------------------------------------------------------------------
                                            TOTAL MUNICIPAL BONDS
                                            (Cost $18,295,000)                                 $18,295,000
----------------------------------------------------------------------------------------------------------
                                            TEMPORARY CASH INVESTMENTS -- 55.0%
                                            Commercial Paper -- 44.7%
 10,200,000    2.72             NR/AA3      Abbey National Treasury Service, Floating Rate
                                            Note, 2/13/09                                       10,200,000
  4,965,000                     AA-/AA3     Abn Amro Bank NV, 3.03%, 10/24/08                    4,965,464
  8,960,000    2.60             NR/AA3      ABN Amro Bank NV, Floating Rate Note,
                                            8/13/08                                              8,960,052
 10,120,000                     A1+/P1      American Internationl Group Funding, 2.68%,
                                            7/3/08                                              10,118,493
  4,330,000                     A-1/P-1     Banco Bilbao, 2.62%, 7/3/08 (144A)                   4,329,369
  4,450,000                      NR/NR      Banco Bilbao, 2.63%, 7/7/08 (144A)                   4,448,049
  2,160,000                     A-1/P-1     Banco Bilbao, 2.95%, 11/26/08 (144A)                 2,133,804
 10,770,000                     AA/AA1      Banco Bilbao, 2.625%, 8/22/08                       10,769,672
  5,300,000                     AA/AA1      Banco Bilbao, 2.755%, 10/7/08                        5,300,070
  8,000,000                    A-1+/CAA     Banco Santander, 2.73%, 9/18/08                      8,001,378
  9,120,000    3.13             AA/AA1      Bank Nova, Floating Rate Note, 5/6/09                9,120,000
  2,206,000                    A-1+/P-1     Bank of America Corp., 2.84%, 10/14/08               2,187,726
  2,500,000                     AA+/AAA     Bank of America Corp., 2.65%, 10/7/08                2,500,000

The accompanying notes are an integral part of these financial statements.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    15

------------------------------------------------------------------------------------------------------
Principal      Floating      S&P/Moody's
Amount         Rate (b)      Ratings                                                         Value
------------------------------------------------------------------------------------------------------
                                            Commercial Paper -- (continued)
$ 7,500,000                      AA+/AAA    Bank of America Corp., 2.74%, 12/5/08           $7,500,000
 17,640,000    2.81             A-1+/P-1    Bank of Nova Scotia, Floating Rate Note,
                                            1/16/09                                         17,640,959
  5,095,000                      NR/AA3     BNP Paribas Financial Inc., 4.25%, 7/3/08        5,095,000
 10,000,000                     A-1+/P-1    BP Capital Markets Plc, 2.54%, 7/1/08           10,000,000
  4,300,000                     a-1+/p-1    CBA Delaware Finance, 2.59%, 9/3/08              4,280,201
  4,700,000                     A-1+/P-1    CBA Delaware Finance, 2.68%, 7/11/08             4,696,501
  2,875,000                     a-1+/p-1    CBA Delaware Finance, 2.77%, 9/15/08             2,858,374
  4,900,000                      AA/Aa1     Citibank NA, 2.6%, 8/12/08                       4,900,000
  8,800,000                      AA/Aa1     Citibank NA, 2.63%, 8/19/08                      8,800,000
  4,610,000                     A-1+/P-1    Danske Corp., 2.53%, 7/28/08 (144A)              4,601,252
  5,470,000                     A-1+/P-1    Danske Corp., 2.55%, 7/15/08 (144A)              5,464,575
  4,365,000                     A-1+/P-1    Danske Corp., 2.56%, 2/20/08 (144A)              4,348,858
    255,000                     A-1+/P-1    Danske Corp., 2.75%, 7/7/08 (144A)                 254,883
  2,155,000                     A-1+/P-1    Danske Corp., 2.75%, 9/15/08 (144A)              2,142,489
 10,190,000    3.01              AA/AA1     Deutsche Bank, Floating Rate Note, 1/21/09      10,190,000
 10,155,000    2.79              AA/AA1     Deutsche Bank, Floating Rate Note, 9/22/08      10,160,798
  9,975,000    2.45              AA/AA1     Deutsche Bank, Floating Rate Note, 1/9/09        9,964,565
  4,470,000                      NR/AA3     Dexia Credit Local SA NY, 2.69%, 8/7/08          4,470,091
  5,000,000                      NR/AA3     Dexia Credit Local SA NY, 2.75%, 7/14/08         5,000,008
  2,500,000    2.43              NR/AA1     Dexia Credit Local SA NY, Floating Rate Note,
                                            9/29/08                                          2,497,323
  4,423,000                     A-1+/P-1    Dexia Delaware LLC, 2.68%, 8/12/08               4,409,171
    200,000                     A-1+/P-1    Dexia Delaware LLC, 2.68%, 7/8/08                  199,895
  7,500,000                     A-1+/P-1    Dexia Delaware LLC, 2.72%, 7/10/08               7,494,900
    500,000                     A-1+/P-1    Dexia Delaware LLC, 2.75%, 8/1/08                  498,815
  8,800,000                      A-1/AA3    Fortis Bank, 2.65%, 9/5/08                       8,800,000
  8,625,000                      A-1/AA3    Fortis Bank, 2.75%, 9/16/08                      8,625,000
  5,200,000                       A/A2      FPL Group Capital, Inc., 2.75%, 7/1/08 (144A)    5,200,000
  6,015,000    2.96              AA/AA3     HSBC Bank USA, Floating Rate Note, 7/28/08       6,016,544
  4,316,000                     a-1+/p-1    ING Funding LLC, 2.62%, 7/10/08                  4,313,173
  2,280,000                       NR/NR     ING Funding LLC, 2.82%, 7/22/08                  2,276,249
  2,270,000                       NR/NR     ING Funding LLC, 2.83%, 7/25/08                  2,265,717
  7,500,000                     A-1+/P-1    JP Morgan Chase & Co., 2.5%, 7/11/08             7,494,791
 12,950,000                      AA-/Aa2    KBC Financial Products, 2.83%, 9/26/08
                                            (144A)                                          12,861,810
  2,675,000    2.43              AA-/AA1    Nordea Bank, Floating Rate Note, 12/1/08         2,669,814
  4,900,000    2.82              AA-/AA3    Nordea Bank, Floating Rate Note, 2/12/09         4,900,000
    360,000                     A-1+/P-1    Nordea North America, Inc., 2.55%, 7/7/08          359,847
    205,000                     A-1+/P-1    Nordea North America, Inc., 2.6%, 7/2/08           204,985
 11,575,000                       NR/NR     Nordea North America, Inc., 2.67%, 7/11/08      11,566,415
  2,815,000                       NR/NR     Nordea North America, Inc., 2.7%, 7/14/08        2,812,286
  4,650,000                     A-1+/P-1    Nordea North America, Inc., 2.77%, 9/29/08       4,617,799
  2,280,000                       NR/NR     Nordea North America, Inc., 2.8%, 7/23/08        2,276,098
  5,960,000                      NR/AAA     Rabobank Nederland NV, 2.62%, 8/19/08            5,960,544

The accompanying notes are an integral part of these financial statements.


16    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

-------------------------------------------------------------------------------------------------------
Principal      Floating     S&P/Moody's
Amount         Rate (b)     Ratings                                                        Value
-------------------------------------------------------------------------------------------------------
                                            Commercial Paper -- (continued)
$ 4,540,000                     NR/AAA      Rabobank Nederland NV, 2.76%, 7/2/08           $  4,540,004
 12,545,000                    A-1+/P-1     Rabobank USA Financial Corp., 2.58%, 8/1/08      12,517,143
    435,000                    A-1+/P-1     Rabobank USA Financial Corp., 2.75%, 7/2/08         434,966
    490,000                    A-1+/P-1     Rabobank USA Financial Corp., 2.785%,
                                            7/11/08                                             489,620
  3,300,000    7.00             AA-/AAA     Royal Bank of Canada, Floating Rate Note,
                                            6/30/09                                           3,292,917
  1,000,000    2.68             A-1/AAA     Royal Bank of Canada, Floating Rate Note,
                                            4/16/09                                             998,203
  3,400,000                     AA/AAA      Royal Bank of Scotland NY, 2.65%, 7/14/08         3,400,051
  5,250,000                     AA/AAA      Royal Bank of Scotland NY, 2.72%, 8/11/08         5,250,348
  4,980,000                     AA/AAA      Royal Bank of Scotland NY, 2.96%, 11/3/08         4,983,541
  4,000,000                     AA/AAA      Royal Bank of Scotland NY, 3.18%, 12/12/08        4,000,089
  3,420,000                     AA-/AA3     Societe Generale, 2.9%, 12/8/08                   3,415,322
 12,500,000                     NR/AA3      Societe Generale, 2.92%, 7/28/08                 12,500,000
  4,560,000                      NR/NR      Societe Generale, 2.93%, 7/28/08                  4,549,979
  4,280,000                      NR/NR      Societe Generale North America, 2.61%,
                                            8/8/08                                            4,267,892
  4,396,000                    A-1+/P-1     Societe Generale North America, 2.79%,
                                            9/15/08                                           4,364,143
    880,000                      NR/NR      Societe Generale North America, 2.85%,
                                            9/12/08                                             874,914
  4,960,000                     AA-/AA3     Suntrust Bank, 2.5%, 7/17/08                      4,960,000
  1,638,000                     AA-/Aa1     Svenska Handelsbanken, 2.53%, 7/15/08             1,636,394
  5,000,000                     NA/AA1      Svenska Handelsbanken, 2.69%, 10/9/08             5,000,137
  2,600,000                     NA/AA1      Svenska Handelsbanken, 2.75%, 7/28/08             2,600,019
  1,875,000    2.70             NA/AA1      Svenska Handelsbanken, Floating Rate Note,
                                            1/5/09                                            1,871,952
  4,400,000                     AA+/AA3     UBS AG Stamford, 2.75%, 9/22/08                   4,400,101
  2,980,000                     AA+/AA3     UBS AG Stamford, 4.09%, 7/9/08                    2,980,858
  5,345,000                     NR/AA3      Westpac Banking Corp., 2.75, 8/4/08               5,345,105
  1,841,000                      NR/NR      Westpac Banking Corp., 2.8%, 7/9/08               1,839,854
                                                                                           ------------
                                            TOTAL COMMERCIAL PAPER
                                            (Cost $414,237,363)                            $414,237,363
-------------------------------------------------------------------------------------------------------
                                            Repurchase Agreements -- 10.3%
 26,000,000                     NR/Aaa      Bank of America, 2.2%, dated 6/30/08,
                                            repurchase price of $26,000,000 plus
                                            accrued interest on 7/1/08 collateralized by
                                            $70,229,481 Federal National Mortgage
                                            Association, 5.5%, 6/1/33                      $ 26,000,000

The accompanying notes are an integral part of these financial statements.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    17

----------------------------------------------------------------------------------------------------------
Principal       Floating      S&P/Moody's
Amount          Rate (b)      Ratings                                                         Value
----------------------------------------------------------------------------------------------------------
                                             Repurchase Agreements -- (continued)
$ 30,000,000                     NR/Aaa      Barclays Plc, 2.27%, dated 6/30/08,
                                             repurchase price of $30,000,000 plus
                                             accrued interest on 7/1/08 collateralized
                                             by the following:
                                               $18,238,176 Federal Home Loan
                                                 Mortgage Corp., 4.171 - 6.27%,
                                                 12/1/34 - 10/1/37
                                               $18,740,805 Federal National Mortgage
                                                 Association, 4.024 - 6.082%,
                                                 8/1/36 -  2/1/48                             $ 30,000,000
  22,000,000                     NR/Aaa      Deutsche Bank, 2.3%, dated 6/30/08,
                                             repurchase price of $22,000,000 plus
                                             accrued interest on 7/1/08 collateralized
                                             by the following:
                                               $16,897,774 Freddie Mac Giant, 4.5 - 7.0%,
                                                 10/1/34 - 5/1/38
                                               $9,074,413 U.S. Treasury Strip, 0.0%,
                                                 8/15/22
                                               $4,110,578 Federal Home Loan Mortgage
                                                 Corp., 4.703 - 4.704%, 12/1/35 - 3/1/35
                                               $5,240,943 Federal National Mortgage
                                                 Association (ARM), 4.708 - 5.887%,
                                                 12/1/13 - 3/1/37                               22,000,000
  10,000,000                     NR/Aaa      JP Morgan, 2.26%, dated 6/30/08, repurchase
                                             price of $10,000,000 plus accrued interest on
                                             7/1/08 collateralized by $11,119,654 Federal
                                             National Mortgage Association, 4.5 - 6.5%,
                                             3/1/23 - 5/1/38                                    10,000,000
   7,000,000                     NR/Aaa      Merrill Lynch, 2.5%, dated 6/30/08, repurchase
                                             price of $7,000,000 plus accrued interest on
                                             7/1/08 collateralized by $8,738,679 Federal
                                             Home Loan Mortgage Corp., 5.065 - 6.025%,
                                             9/1/36 - 4/1/38                                     7,000,000
                                                                                              ------------
                                             Total Repurchase Agreements                      $ 95,000,000
----------------------------------------------------------------------------------------------------------
                                             TOTAL TEMPORARY CASH INVESTMENTS
                                             (Cost $509,237,363)                              $509,237,363
----------------------------------------------------------------------------------------------------------
                                             TOTAL INVESTMENT IN SECURITIES -- 99.3%
                                             (Cost $919,230,223) (a)                          $919,230,223
----------------------------------------------------------------------------------------------------------
                                             OTHER ASSETS AND LIABILITIES -- 0.7%             $  6,627,015
----------------------------------------------------------------------------------------------------------
                                             TOTAL NET ASSETS -- 100.0%                       $926,157,672
==========================================================================================================

NR    Not Rated by either S&P or Moody's

The accompanying notes are an integral part of these financial statements.


18    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

144A Security is exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At June 30, 2008, the value of these securities amounted to $94,592,885 or 10.2% of total net assets.

(a)   At June 30, 2008, cost for federal income tax purposes was $919,230,223.

(b) Debt obligation with a variable interest rate. Rate shown is rate at period end

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.
Highest priority is given to Level 1 inputs and lowest priority is given to Level 3.


  Level 1 -- quoted prices in active markets for identical securities
  Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments)

The following is a summary of the inputs used as of June 30, 2008, in valuing the Fund's assets:

----------------------------------------------------------------------------------------
                                                                               Other
                                                         Investments in      Financial
      Valuation Inputs                                     Securities       Instruments*
----------------------------------------------------------------------------------------
      Level 1 -- Quoted Prices                           $         --        $     --
      Level 2 -- Other Significant Observable Inputs      919,230,223              --
      Level 3 -- Significant Unobservable Inputs                   --              --
----------------------------------------------------------------------------------------
      Total                                              $919,230,223        $     --
========================================================================================

The accompanying notes are an integral part of these financial statements.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    19

Statement of Assets and Liabilities | 6/30/08 (unaudited)

ASSETS:
  Investment in securities (cost $919,230,223)            $919,230,223
  Cash                                                       1,752,010
  Receivables --
   Investment securities sold                                  225,000
   Fund shares sold                                          3,135,048
   Dividends and interest                                    3,095,620
  Other                                                         77,117
----------------------------------------------------------------------
     Total assets                                         $927,515,018
----------------------------------------------------------------------
LIABILITIES:
  Payables --
   Fund shares repurchased                                $    776,017
   Dividends                                                   302,701
  Due to affiliates                                            134,508
  Accrued expenses                                             144,120
----------------------------------------------------------------------
     Total liabilities                                    $  1,357,346
----------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                         $926,379,989
  Undistributed net investment income                           21,582
  Accumulated net realized loss on investments                (243,899)
----------------------------------------------------------------------
     Total net assets                                     $926,157,672
======================================================================
NET ASSET VALUE PER SHARE:
(No par value, Unlimited number of shares authorized)
  Class A (based on $730,092,337/730,366,283 shares)      $       1.00
  Class B (based on $52,569,187/52,540,557 shares)        $       1.00
  Class C (based on $77,239,613/77,236,344 shares)        $       1.00
  Class R (based on $2,273,436/2,273,635 shares)          $       1.00
  Class Y (based on $63,983,099/63,962,622 shares)        $       1.00
======================================================================

The accompanying notes are an integral part of these financial statements.


20    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

Statement of Operations (unaudited)

For the Six Months Ended 6/30/08



INVESTMENT INCOME:
  Interest                                                 $16,535,581
----------------------------------------------------------------------------------------
     Total investment income                                                 $16,535,581
----------------------------------------------------------------------------------------
EXPENSES:
  Management fees                                          $ 1,862,212
  Transfer agent fees and expenses
   Class A                                                     312,110
   Class B                                                      63,486
   Class C                                                      44,197
   Class R                                                       2,012
   Class Y                                                          69
  Distribution fees
   Class A                                                     546,199
   Class B                                                     230,760
   Class C                                                     319,940
   Class R                                                       3,916
  Administrative fees                                          104,751
  Custodian fees                                                28,913
  Registration fees                                             77,706
  Professional fees                                             48,464
  Printing expense                                              17,039
  Fees and expenses of nonaffiliated trustees                   11,657
  Miscellaneous                                                113,224
----------------------------------------------------------------------------------------
     Total expenses                                                          $ 3,786,655
     Less fees paid indirectly                                                    (8,510)
----------------------------------------------------------------------------------------
     Net expenses                                                            $ 3,778,145
----------------------------------------------------------------------------------------
       Net investment income                                                 $12,757,436
----------------------------------------------------------------------------------------
NET REALIZED AND GAIN ON INVESTMENTS:
  Net realized gain on investments                                           $    44,930
----------------------------------------------------------------------------------------
  Net increase in net assets resulting from operations                       $12,802,366
========================================================================================

The accompanying notes are an integral part of these financial statements.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    21

Statement of Changes in Net Assets

For the Six Months Ended 6/30/08 and the Year Ended 12/31/07



------------------------------------------------------------------------------------------------------
                                                                    Six Months Ended
                                                                    6/30/08            Year Ended
                                                                    (unaudited)        12/31/07
------------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                                                $ 12,757,436      $    40,475,762
Net realized gain (loss) on investments                                    44,930             (202,771)
------------------------------------------------------------------------------------------------------
   Net increase in net assets resulting from operations              $ 12,802,366      $    40,272,991
------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.0139 and $0.0462 per share, respectively)             $(10,570,569)     $   (33,577,192)
   Class B ($0.0096 and $0.035 per share, respectively)                  (409,142)          (1,303,420)
   Class C ($0.0095 and $0.0327 per share, respectively)                 (651,251)          (2,023,399)
   Class R ($0.0114 and $0.0387 per share, respectively)                  (17,868)             (41,871)
   Class Y ($0.0145 and $0.0476 per share, respectively)                 (999,783)          (3,617,121)
------------------------------------------------------------------------------------------------------
     Total distributions to shareowners                              $(12,648,613)     $   (40,563,003)
------------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                     $543,335,026      $ 1,696,184,477
Reinvestment of distributions                                          11,488,777           34,549,319
Cost of shares repurchased                                            562,915,989)      (1,670,646,045)
------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from Fund
     share transactions                                              $ (8,092,186)     $    60,087,751
------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets                             $ (7,938,433)     $    59,797,739
NET ASSETS:
Beginning of period                                                   934,096,105          874,298,366
------------------------------------------------------------------------------------------------------
End of period                                                        $926,157,672      $   934,096,105
------------------------------------------------------------------------------------------------------
Undistributed (distributions in excess of) net investment income     $     21,584      $       (87,241)
-----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


22    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

                                '08 Shares        '08 Amount        '07 Shares         '07 Amount
                                (unaudited)       (unaudited)
Class A
Shares sold                      320,560,448      $320,560,449       1,220,384,025      $1,220,384,088
Reinvestment of distributions     10,289,125        10,289,055          31,234,949          31,234,949
Less shares repurchased         (340,398,403)     (340,398,439)     (1,219,968,763)     (1,219,968,779)
------------------------------------------------------------------------------------------------------
   Net increase (decrease)        (9,548,830)     $ (9,548,935)         31,650,211      $   31,650,258
======================================================================================================
Class B
Shares sold                       35,868,235      $ 35,868,235          53,403,563      $   53,403,564
Reinvestment of distributions        387,994           387,994           1,160,070           1,160,070
Less shares repurchased          (25,231,553)      (25,231,555)        (46,830,295)        (46,830,298)
------------------------------------------------------------------------------------------------------
   Net increase                   11,024,676      $ 11,024,674           7,733,338      $    7,733,336
======================================================================================================
Class C
Shares sold                       70,271,110      $ 70,271,110         133,143,729      $  133,143,729
Reinvestment of distributions        688,577           688,577           1,925,595           1,925,595
Less shares repurchased          (61,980,607)      (61,980,610)       (121,707,969)       (121,708,112)
------------------------------------------------------------------------------------------------------
   Net increase                    8,979,080      $  8,979,077          13,361,355      $   13,361,212
======================================================================================================
Class R
Shares sold                        1,499,745      $  1,499,745           1,851,103      $    1,851,103
Reinvestment of distributions         19,284            19,284              41,858              41,858
Less shares repurchased             (828,059)         (828,059)         (1,057,369)         (1,057,369)
------------------------------------------------------------------------------------------------------
   Net increase                      690,970      $    690,970             835,592      $      835,592
======================================================================================================
Class Y
Shares sold                      115,135,487      $115,135,487         287,401,993      $  287,401,993
Reinvestment of distributions        103,867           103,867             186,847             186,847
Less shares repurchased         (134,477,326)     (134,477,326)       (281,081,487)       (281,081,487)
------------------------------------------------------------------------------------------------------
   Net increase (decrease)       (19,237,972)     $(19,237,972)          6,507,353      $    6,507,353
======================================================================================================

The accompanying notes are an integral part of these financial statements.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    23

Financial Highlights

------------------------------------------------------------------------------------------------------------------------------------
                                                     Six Months
                                                     Ended          Year          Year          Year          Year         Year
                                                     6/30/08        Ended         Ended         Ended         Ended        Ended
                                                     (unaudited)    12/31/07      12/31/06      12/31/05      12/31/04     12/31/03
------------------------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                 $   1.00       $   1.00      $   1.00      $   1.00      $   1.00     $   1.00
------------------------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                               $  0.014       $  0.046      $  0.043      $  0.023      $  0.005     $  0.003
------------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                               $ (0.014)      $ (0.046)     $(0.043)      $(0.023)      $(0.005)     $(0.003)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value,
 end of period                                       $   1.00       $   1.00      $   1.00      $   1.00      $   1.00     $   1.00
====================================================================================================================================
Total return*                                            1.39%          4.72%         4.38%         2.37%         0.45%        0.26%
Ratio of net expenses to average net assets+             0.72%**        0.71%         0.75%         0.83%         0.93%        1.00%
Ratio of net investment loss to average net assets+      2.83%**        4.61%         4.33%         2.62%         0.45%        0.26%
Net assets, end of period (in thousands)             $730,092       $739,517      $708,103      $571,418      $192,860     $227,052
Ratios with no reductions for fees paid indirectly:
 Net expenses                                            0.72%**        0.71%         0.75%         0.83%         0.93%        1.06%
 Net investment income                                   2.83%**        4.61%         4.33%         2.62%         0.45%        0.20%
Ratios with reductions for fees paid indirectly:
 Net expenses                                            0.71%**        0.71%         0.75%         0.83%         0.93%        0.99%
 Net investment income                                   2.84%**        4.61%         4.33%         2.62%         0.45%        0.27%
------------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges.Total return would be reduced if sales charges were taken into account.
** Annualized
+  Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


24  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

----------------------------------------------------------------------------------------------------------------------------------
                                                     Six Months
                                                     Ended           Year          Year       Year         Year           Year
                                                     6/30/08         Ended         Ended      Ended        Ended          Ended
                                                     (unaudited)     12/31/07      12/31/06   12/31/05     12/31/04       12/31/03
----------------------------------------------------------------------------------------------------------------------------------
Class B
Net asset value, beginning of period                  $  1.00        $  1.00       $  1.00    $  1.00      $  1.00        $  1.00
----------------------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                $ 0.010        $ 0.035       $ 0.032    $ 0.013      $ 0.001        $ 0.001
----------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                $(0.010)       $(0.035)      $(0.032)   $(0.013)     $(0.001)       $(0.001)
----------------------------------------------------------------------------------------------------------------------------------
Net asset value,
 end of period                                        $  1.00        $  1.00       $  1.00    $  1.00      $  1.00        $  1.00
==================================================================================================================================
Total return*                                            0.96%          3.21%         3.21%      1.33%        0.06%          0.05%
Ratio of net expenses to average net assets+             1.76%**        1.84%         1.87%      1.90%        1.33%          1.21%
Ratio of net investment loss to average net assets+      1.79%**        3.48%         3.22%      1.33%        0.06%          0.05%
Net assets, end of period (in thousands)              $52,569        $41,539       $33,817    $41,375      $46,559        $59,059
Ratios with no reductions for fees paid indirectly:
 Net expenses                                            1.76%**        1.84%         1.87%      1.90%        1.81%          1.87%
 Net investment income                                   1.79%**        3.48%         3.22%      1.33%       (0.43)%        (0.61)%
Ratios with reductions for fees paid indirectly:
 Net expenses                                            1.76%**        1.82%         1.86%      1.90%        1.33%          1.21%
 Net investment income                                   1.79%**        3.50%         3.23%      1.33%        0.06%          0.05%
----------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
** Annualized
+  Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


                    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08  25

----------------------------------------------------------------------------------------------------------------------------------
                                                      Six Months
                                                      Ended          Year         Year        Year         Year           Year
                                                      6/30/08        Ended        Ended       Ended        Ended          Ended
                                                      (unaudited)    12/31/07     12/31/06    12/31/05     12/31/04       12/31/03
----------------------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                  $  1.00        $  1.00      $   1.00    $  1.00      $  1.00        $  1.00
----------------------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                $  0.010       $ 0.036      $  0.033    $  0.015     $  0.001       $ 0.001
----------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                $(0.010)       $(0.036)     $(0.033)    $(0.015)     $(0.001)       $(0.001)
----------------------------------------------------------------------------------------------------------------------------------
Net asset value,
 end of period                                        $  1.00        $  1.00       $  1.00    $  1.00      $  1.00        $  1.00
==================================================================================================================================
Total return*                                            0.95%          3.69%         3.33%      1.48%        0.06%          0.05%
Ratio of net expenses to average net assets+             1.62%**        1.68%         1.71%      1.71%        1.33%          1.19%
Ratio of net investment loss to average net assets+      2.06%**        3.64%         3.48%      1.54%        0.06%          0.05%
Net assets, end of period (in thousands)              $77,240        $68,250       $54,906    $56,745      $34,413        $32,216
Ratios with no reductions for fees paid indirectly:
 Net expenses                                            1.62%**        1.68%         1.71%      1.71%        1.70%          1.86%
 Net investment income                                   2.06%**        3.64%         3.45%      1.54%       (0.31)%        (0.62)%
Ratios with reductions for fees paid indirectly:
 Net expenses                                            1.62%**        1.67%         1.70%      1.71%        1.33%          1.19%
 Net investment income                                   2.06%**        3.65%         3.48%      1.54%        0.06%          0.05%
----------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
** Annualized
+  Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


26  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

-----------------------------------------------------------------------------------------------------------------------------------
                                                      Six Months
                                                      Ended          Year          Year      Year         Year
                                                      6/30/08        Ended         Ended     Ended        Ended         4/1/03 (a)
                                                      (unaudited)    12/31/07      12/31/06  12/31/05     12/31/04      to 12/31/03
-----------------------------------------------------------------------------------------------------------------------------------
Class R
Net asset value, beginning of period                  $  1.00        $  1.00       $  1.00    $  1.00      $  1.00      $ 1.00
-----------------------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                $ 0.011        $ 0.038       $ 0.038    $ 0.019      $ 0.003      $ 0.001
-----------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                $(0.011)       $(0.039)      $(0.038)   $(0.019)     $(0.003)     $(0.000)(b)
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value,
 end of period                                        $  1.00        $  1.00       $  1.00    $  1.00      $  1.00      $  1.00
====================================================================================================================================
Total return*                                            1.14%          3.94%         3.90%      1.96%        0.26%        0.01%(c)
Ratio of net expenses to average net assets+             0.62%**        1.42%         1.19%      1.29%        1.12%        0.91%**
Ratio of net investment loss to average net assets+      1.15%**        3.90%         3.93%      2.05%        0.31%        0.03%**
Net assets, end of period (in thousands)              $ 2,273        $ 1,073       $   747    $   815      $   319      $   209
Ratios with no reductions for fees paid indirectly:
 Net expenses                                            0.62%**        1.42%         1.53%      1.31%        1.14%        0.99%* *
 Net investment income                                   1.15%**        3.90%         3.59%      2.02%        0.29%       (0.05)%**
Ratios with reductions for fees paid indirectly:
 Net expenses                                            0.62%**        1.41%         1.19%      1.29%        1.12%        0.91%**
 Net investment income                                   1.15%**        3.90%         3.93%      2.05%        0.31%        0.03%**
-----------------------------------------------------------------------------------------------------------------------------------

(a) Class R shares were first publicly offered on April 1, 2003.
(b) Amount rounds to less than $0.01 cent per share
(c) Not annualized
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
**  Annualized.
+   Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


                    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08  27

---------------------------------------------------------------------------------------------------------------------
                                                            Six Months
                                                            Ended            Year           Year
                                                            6/30/08          Ended          Ended         9/23/05 (a)
                                                            (unaudited)      12/31/07       12/31/06      to 12/31/05
---------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                         $ 1.000         $ 1.000        $ 1.000       $  1.000
---------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                       $ 0.015         $ 0.048        $ 0.046       $  0.009
---------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                       $(0.015)        $(0.049)       $(0.046)      $ (0.009)
---------------------------------------------------------------------------------------------------------------------
Net asset value,
 end of period                                               $  1.00         $  1.00        $  1.00       $   1.00
=====================================================================================================================
Total return*                                                   1.50%           4.96%          4.67%          2.44%(b)
Ratio of net expenses to average net assets+                    0.49%           0.47%          0.47%          0.44%**
Ratio of net investment income to average net assets+           3.06%           4.85%          4.54%          3.46%**
Net assets, end of period (in thousands)                     $63,983         $83,209        $76,726       $116,039
Ratios with no reductions for fees paid indirectly:
 Net expenses                                                   0.49%           0.47%          0.47%          0.44%**
 Net investment income                                          3.06%           4.85%          4.54%          3.45%**
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   0.49%           0.47%          0.47%          0.44%**
 Net investment income                                          3.06%           4.85%          4.54%          3.46%**
---------------------------------------------------------------------------------------------------------------------

(a) Class Y shares were first publicly offered on September 23, 2005.
(b) Not annualized
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
**  Annualized.
+   Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


28  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

Notes To Financial Statements | 6/30/08 (unaudited)

1. Organization and Significant Accounting Policies

Pioneer Cash Reserves Fund (the Fund), a series of Pioneer Money Market Trust, is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to provide high current income with preservation of capital and liquidity, through investments in high quality short-term securities.

The Trustees have authorized the issuance of five classes of shares of the Fund. The Fund offers five classes of shares designated as -- Class A, Class B, Class C, Class R and Class Y shares. Class R shares and Class Y shares were first publicly offered on April 1, 2003 and September 23, 2005, respectively. As planned, on December 10, 2006, Investor Class shares converted to Class A shares. Each class of shares represents an interest in the same portfolio of investments of the Fund and has equal rights to voting, redemptions, dividends and liquidation, except that each class of shares can bear different transfer agent and distribution fees and has exclusive voting rights with respect to the distribution plans that has been adopted by Class A, Class B, Class C and Class R shareowners, respectively. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting periods. Actual results could differ from those estimates.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and industry sectors. Information regarding the Fund's principal risks is contained in the Fund's prospectuses. Please refer to those documents when considering the Fund's risks.

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    29

A. Security Valuation

   Security transactions are recorded as of trade date. Securities are valued at amortized cost, which approximates fair market value. Investments purchased at a discount or premium are valued by amortizing the difference between the original purchase price and maturity value of the issue over the period to maturity. Interest income, including interest on income bearing cash accounts, is recorded on the accrual basis.

B. Federal Income Taxes

   It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years prior to 2004 are closed (not subject to examination by tax authorities) due to the expiration of statute of limitations; all other tax years are open.

   The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the source of the Fund's distributions may be shown in the accompanying financial statements as either from or in excess of net investment income or net realized gain on investment transactions, or from paid-in capital, depending on the type of book/tax differences that may exist.

   The tax character of current year distributions will be determined at the end of the fiscal year. The tax character of distributions paid during the fiscal year ended December 31, 2007.

--------------------------------------------------------------------------------
                                                                            2007
--------------------------------------------------------------------------------
   Distributions paid from:
   Ordinary income                                                   $40,563,003
--------------------------------------------------------------------------------
     Total                                                           $40,563,003
================================================================================

C. Fund Shares

   The Fund records sales and repurchases of its shares as of trade date. The Fund declares as daily dividends substantially all of its net investment income. All dividends are paid on a monthly basis. Short-term capital gain distributions, if any, may be declared with the daily dividends.

D. Class Allocations

   Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on their respective percentage of adjusted net assets at the beginning of the day.


30    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

   Distributions to shareowners are recorded as of the ex-dividend date. Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, Class C and Class R shares of the Fund, respectively (see Note 4). Class Y shares are not subject to a distribution plan. Shareowners of each class share all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

   Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time, and in the same amount, except that each class of shares can bear different transfer agent and distribution expense rates.

E. Repurchase Agreements

   With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian, or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), manages the Fund's portfolio. Effective January 1, 2006, management fees are calculated daily at the annual rate of 0.40% of the Fund's average net daily net assets up to $1 billion and 0.35% on assets over $1 billion. Prior to January 1, 2006, management fees were calculated daily at the annual rate of 0.40% of the Fund's average daily net assets. For the six months ended June 30, 2008, the net management fee was equivalent to 0.40%

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to Affiliates" reflected on the Statement of Assets and Liabilities is $10,797 in management fees, administrative fees and certain other services payable to PIM at June 30, 2008.

PIM has agreed to limit the Fund's expenses for any class of shares or waive a portion of its management fee to maintain a net asset value of $1.00. Under certain circumstances, this limitation may result in a 0.00% yield for one or more classes of shares. From time to time, PIM and its affiliates may limit the expenses of one or more classes for the purpose of increasing its yield during the period of the limitation. These expense limitation policies are voluntary


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    31
and temporary and may be revised or terminated by PIM at any time without notice.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates. Included in "Due to Affiliates" reflected on the Statement of Assets and Liabilities is $117,177 in transfer agent fees payable to PIMSS at December 31, 2007.

4. Distribution and Service Plans

The Fund adopted Plans of Distribution with respect to Class A, Class B, Class C and Class R Shares (Class A Plan, Class B Plan, Class C Plan and Class R
Plan) in accordance with Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Plan, the Fund pays Pioneer Funds Distributor, Inc. (PFD), 0.15% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares Pursuant to the Class B Plan and Class C Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to each class of shares. The fee consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Pursuant to the Class R Plan, the Fund pays PFD 0.50% of the average daily net assets attributable to Class R shares as compensation for distribution services. Included in "Due to Affiliates" reflected on the Statement of Assets and Liabilities is $6,534 in distribution fees payable to PFD at June 30, 2008. The Fund also has adopted a separate service plan for Class R shares (Service Plan). Prior to January 31, 2008, PFD was reimbursed under the Plan of Distribution for distribution expenses in an amount up to 0.15% of the average daily net assets attributable to Class A shares. The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other service organizations who agree to provide certain services to plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans.

In addition, redemptions of Class B and Class C shares may be subject to a contingent deferred sales charge (CDSC). Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased prior to December 1, 2004, remain subject to the CDSC in effect at the time those shares were purchased. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%. Proceeds from the CDSCs are paid to PFD. For the six months ended June 30, 2008, CDSCs in the amount of $170,830 were paid to PFD.


32    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

5. Expense Offsets

The Fund has entered into certain expense offset arrangements with PIMSS resulting in a reduction in the Fund's total expenses, due to interest earned on cash held by PIMSS. For the year ended December 31, 2007, the Fund's expenses were reduced by $8,510 under such arrangements.

6. New Pronouncement

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    33

ADDITIONAL INFORMATION

Results of Shareholder Meeting

At a special meeting held on May 13, 2008, shareholders of the Fund were asked to consider the proposals described below. A report of the total votes cast by the Fund's shareholders follows:


-------------------------------------------------------------------------------------------------
                                                                                        Broker
                             For                  Withhold            Abstain           Non-Votes
-------------------------------------------------------------------------------------------------
 Proposal 1 -- To elect Trustees
  John F. Cogan, Jr.         501,376,161.366      21,355,178.021      535,923.277       0
  Daniel K. Kingsbury        505,322,071.104      17,409,268.283      535,923.277       0
  David R. Bock              505,256,614.616      17,474,724.771      535,923.277       0
  Mary K. Bush               505,223,150.404      17,508,188.983      535,923.277       0
  Benjamin M. Friedman       504,979,533.924      17,751,805.463      535,923.277       0
  Margaret B.W. Graham       501,580,865.516      21,150,473.871      535,923.277       0
  Thomas J. Perna            505,266,858.994      17,464,480.393      535,923.277       0
  Marguerite A. Piret        505,266,858.994      21,408,142.411      535,923.277       0
  John Winthrop              505,040,557.936      17,690,781.451      535,923.277       0


-------------------------------------------------------------------------------------------------------
                                                                                        Broker
                             For                  Against             Abstain           Non-Votes
-------------------------------------------------------------------------------------------------------
 Proposal 2 -- To approve an
 amendment to the
 Declaration of Trust        441,176,722.659      27,065,274.912      15,577,405.093    39,447,860.000


------------------------------------------------------------------------------------------------------------
                                                                                              Broker
                                 For                  Against             Abstain             Non-Votes
------------------------------------------------------------------------------------------------------------
 Proposal 3A -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to borrowing
 money                           452,020,460.761      16,636,267.405      15,162,674.498      39,447,860.000
 Proposal 3B -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 underwriting                    453,253,633.598      15,299,205.074      15,266,563.991      39,447,860.000
 Proposal 3C -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to lending      450,218,068.825      18,026,932.361      15,574,401.478      39,447,860.000
 Proposal 3D -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to issuing
 senior securities               452,377,895.993      16,097,556.451      15,343,950.220      39,447,860.000
 Proposal 3E -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to real estate  451,240,620.106      16,943,019.544      15,635,763.014      39,447,860.000


34    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

-------------------------------------------------------------------------------------------------------------
                                                                                              Broker
                                 For                  Against             Abstain             Non-Votes
-------------------------------------------------------------------------------------------------------------
 Proposal 3F -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 commodities                     450,774,859.244      17,342,234.197      15,702,309.223      39,447,860.000
 Proposal 3I -- To approve
 the conversion of the Fund's
 investment objective from
 fundamental to non-
 fundamental                     410,940,033.300      57,248,222.223      15,631,147.142      39,447,860.000
 Proposal 3K -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to purchasing
 securities on margin            448,056,879.679      20,334,523.371      15,427,999.613      39,447,860.000
 Proposal 3L -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to short sales  449,331,872.959      19,323,416.502      15,164,113.203      39,447,860.000
 Proposal 3N -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 investments in other
 investment companies            451,231,959.148      17,696,959.073      14,890,484.443      39,447,860.000
 Proposal 3P -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 investments made for the
 purpose of exercising control
 or management of issuers        451,111,291.933      17,618,618.608      15,089,492.123      39,447,860.000

-------------------------------------------------------------------------------------------------------------
                                                                                              Broker
                                 For                  Against             Abstain             Non-Votes
-------------------------------------------------------------------------------------------------------------
 Proposal 4 -- To approve an
 Amended and Restated
 Management Agreement
 with PIM                        455,460,408.400      13,117,182.351      15,241,811.913      39,447,860.000


-------------------------------------------------------------------------------------------------------------
                                                                                              Broker
                                 For                  Against             Abstain             Non-Votes
-------------------------------------------------------------------------------------------------------------
 Proposal 5 -- To approve a
 policy allowing the
 appointment of unaffiliated
 sub-advisers and
 amendments to sub-
 advisory agreements without
 shareholder approval            430,273,748.370      38,105,821.543      15,439,832.750      39,447,860.000


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    35

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the Fund's investment adviser pursuant to an investment advisory agreement between PIM and the Fund. The Trustees of the Fund, as required by law, determine annually whether to continue the investment advisory agreement for the Fund. In connection with their most recent consideration of the investment advisory agreement for the Fund, the Trustees received and reviewed a substantial amount of information provided by PIM in response to requests of the independent Trustees and their independent legal counsel. The independent Trustees met on a number of occasions with PIM and also separately with their independent legal counsel to evaluate and discuss the information provided to them by PIM. At a meeting held on November 13, 2007, based on their evaluation of the information provided by PIM, the Trustees, including the independent Trustees voting separately, unanimously approved the continuation of the investment advisory agreement for another year.

At a meeting held on January 8, 2008, the Trustees considered whether an amended and restated investment advisory agreement for the Fund should be approved for an initial period ending December 31, 2009. The management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement is the same as the management fee provided in the previously approved investment advisory agreement. Based on their evaluation of the information provided by PIM, including the information provided by PIM in connection with the Trustees' most recent approval of the continuation of the previous investment advisory agreement, the Trustees, including the independent Trustees voting separately, unanimously approved the amended and restated investment advisory agreement. Shareholders of the Fund approved the amended and restated investment advisory agreement at a meeting held on May 13, 2008.

In considering the amended and restated investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the amended and restated investment advisory agreement.

Nature, Extent and Quality of Services
The Trustees considered the nature, extent and quality of the services that were provided by PIM to the Fund under the previous investment advisory agreement, and that would continue to be provided by PIM to the Fund under the amended and restated investment advisory agreement, taking into account the investment objective and strategy of the Fund and the information related to


36    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08
the Fund provided to the Trustees at each quarterly meeting. The Trustees reviewed the terms of the amended and restated investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund and its research process. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. They also considered PIM's compliance and legal resources and personnel.

In addition, the Trustees considered the other services that PIM provided under the previous investment advisory agreement and that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement and that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. It was noted that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including officers) as are necessary for the Fund's operations. The Trustees considered the fees paid to PIM for the provision of such services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement, were satisfactory and consistent with the terms of the amended and restated investment advisory agreement.

Performance of the Fund
The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the average performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the third quintile of its Morningstar category for the one year period ended June 30, 2007 and in the fourth quintile of its Morningstar category for the three, five and ten year periods ended June 30, 2007. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees noted that investment performance had improved and concluded that the investment performance of the Fund was satisfactory.

Management Fee and Expenses
The Trustees considered that the management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement would be the same as the management fee to be paid by the Fund under the previously approved investment advisory agreement. The Trustees considered information on the fees and expenses of the Fund in comparison to the management fees of its peer group of funds as classified by Morningstar and the expense


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    37
ratios of a peer group of funds selected on the basis of criteria determined by the independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2007 was in the third quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2007 was in the third quintile relative to its Strategic Insight peer group.

The Trustees also reviewed management fees charged by PIM to its separate account clients with a similar investment strategy as the Fund. The Trustees noted that in some instances the fee rates for those separate accounts were lower than the management fees for the Fund and considered that, under the amended and restated investment advisory agreement with the Fund, PIM performs additional services for the Fund that it does not provide to those other clients, including oversight of the Fund's other service providers, regulatory compliance and other services.

The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the Fund's expense ratio was reasonable, taking into account the size of the Fund, the quality of services provided by PIM and the investment performance of the Fund.

Profitability
The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees recognized that PIM should be entitled to earn a reasonable level of profit for the services provided to the Fund. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.


38    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

Economies of Scale
The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale.

The Trustees concluded that, because of the breakpoints in the management fee schedule and the reduced fee rates above certain asset levels, any perceived or potential economies of scale would be shared between PIM and the Fund.

Other Benefits
The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered that affiliates of PIM serve as the Fund's transfer agent and distributor. The Trustees considered the receipt by PIM and its affiliates of sales loads and payments under Rule 12b-1 plans in respect of the Fund and the other Pioneer funds and the benefits to PIM and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees further considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion
After consideration of the factors described above as well as other factors, the Trustees, including all of the independent Trustees, concluded that the terms of the amended and restated investment advisory agreement between PIM and the Fund, including the fees payable thereunder, were fair and reasonable and voted to approve the amended and restated investment advisory agreement for the Fund.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    39

Trustees, Officers and Service Providers

Trustees
John F. Cogan, Jr., Chairman                Officers
David R. Bock                               John F. Cogan, Jr., President
Mary K. Bush                                Daniel K. Kingsbury, Executive
Benjamin M. Friedman                          Vice President
Margaret B.W. Graham                        Mark E. Bradley, Treasurer
Daniel K. Kingsbury                         Dorothy E. Bourassa, Secretary
Thomas J. Perna
Marguerite A. Piret
John Winthrop

Investment Adviser and Administrator
Pioneer Investment Management, Inc.


Custodian
Brown Brothers Harriman & Co.


Principal Underwriter
Pioneer Funds Distributor, Inc.


Legal Counsel
Bingham McCutchen LLP


Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.


Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.


40    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

                           This page for your notes.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    41

                           This page for your notes.


42    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

                           This page for your notes.


                  Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08    43

                           This page for your notes.


44    Pioneer Cash Reserves Fund | Semiannual Report | 6/30/08

How To Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.


Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,

new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Telecommunications Device for the Deaf (TDD)                      1-800-225-1997


Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014


Our toll-free fax                                                 1-800-225-4240


Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)


Visit our web site: pioneerinvestments.com


This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.